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                                                                      EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                                             Re:  Cabot Oil & Gas Corporation
                                             Registration Statement on Form S-3

Commissioners:

We are aware that our report dated May 12, 1999 on our review of the interim condensed consolidated financial information of Cabot Oil & Gas Corporation as of and for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement dated July 27, 1999. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                                             PricewaterhouseCoopers LLP



Houston, Texas
July 27, 1999